Exhibit 99.1
Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES
SECOND QUARTER 2004 FINANCIAL RESULTS

FREMONT, Calif., July 28, 2004 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the second quarter ended June 30, 2004.

Revenues for the second quarter were $18.5 million, a 17 percent increase from revenues of $15.8 million in the first quarter of 2004.

Under generally accepted accounting principles (GAAP), net loss for the second quarter of 2004 was $11.0 million, or a net loss of $0.29 per share, compared with a net loss of $12.7 million, or a net loss of $0.33 per share, in the first quarter of 2004.

"We were pleased with the progress we made in continuing our broadband access diversification strategy during the second quarter," said Faraj Aalaei, co-founder and CEO of Centillium.

"During the quarter, we announced a full line of passive optical network (PON) access solutions for the burgeoning FTTP market, leveraging our expertise in mixed-signal and System-on-a-Chip solutions for high-speed broadband access.

"Also, we announced an ongoing collaboration with OF Networks Co., Ltd., a joint venture between Oki Electric Industry Co., Ltd. and Fujikura Ltd., for the development of Gigabit Ethernet Passive Optical Networks (known as EPON in North America and GE-PON in Japan). Initially targeting Japan, OF Networks will design and deliver gigabit PON equipment powered by Centillium's EPON System-on-a-Chip solutions, allowing potential carriers and end users to benefit from the high-speed access the technology will provide," said Aalaei.

"We also introduced Atlanta™100, the first member of our new family of carrier-grade solutions for the rapidly growing VoIP Customer Premises Equipment (CPE) market. Atlanta 100 addresses the needs of service providers, enabling them to increase their revenue opportunities by offering consumers superior voice quality and next-generation telephony features. We are excited about this product as more broadband subscribers worldwide are migrating to VoIP in significant volumes.

"In addition, we announced Palladia™400, the world's first integrated Asynchronous Digital Subscriber Line (ADSL2+/2++) and VoIP gateway-on-a-chip for next-generation CPE. Palladia 400's unparalleled level of performance and features will enable service providers to deliver VoIP using the existing broadband infrastructure. With both the Atlanta 100 and Palladia 400 products, our customers will be able to differentiate their product offerings with feature-rich solutions for the CPE segment of the worldwide DSL market," Aalaei said.

"We are also pleased to have added J. Scott Kamsler as our vice president and chief financial officer. His management experience in the communications, semiconductor and instrumentation industries will be invaluable to us as we continue to execute on our diversification strategy," said Aalaei.

A conference call discussing the second quarter of 2004 financial results will follow this release at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (773) 756-4623, pass code: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately two weeks. To access the replay, dial (402) 280-1658. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications

Centillium Communications, Inc. is a leading provider of broadband access solutions with innovative systems-level products for the consumer, enterprise and service provider markets. The Company's high-performance and cost-effective infrastructure and service enabler products gives its customers the winning edge in broadband access. Centillium Communications' products include digital and mixed-signal integrated circuits and related hardware and software applications for Digital Subscriber Line (DSL) and Optical Networking equipment deployed in central offices and customer premises and Voice-over-Internet Protocol (VoIP) products for carrier- and enterprise-class gateways and consumer telephony. The Centillium Communications headquarters are located at 215 Fourier Avenue, Fremont, CA 94539. Additional information is available at www.centillium.com.

Forward Looking Statements

Except for statements of historical fact, this press release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's ability to continue and expand on its relationships with communications equipment manufacturers; and Centillium's reliance on third party suppliers.  Centillium undertakes no obligation to update forward-looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

Centillium Communications, the Centillium Logo, Atlanta and Palladia are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

Centillium Communications, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

                                                  Three Months Ended           Six Months Ended
                                            -------------------------------  --------------------
                                            June 30,   March 31,  June 30,   June 30,   June 30,
                                              2004       2004       2003       2004       2003
                                            ---------  ---------  ---------  ---------  ---------
Net revenues                               $  18,532  $  15,839  $  33,928  $  34,371  $  61,757
Cost of revenues                              10,114      8,784     17,870     18,898     32,146
                                            ---------  ---------  ---------  ---------  ---------
Gross profit                                   8,418      7,055     16,058     15,473     29,611
  Gross profit margin                           45.4%      44.5%      47.3%      45.0%      47.9%

Operating expenses:
Research and development                      13,561     14,261     11,294     27,822     22,879
Sales and marketing                            3,217      3,371      3,192      6,588      5,981
General and administrative                     2,899      2,363      2,264      5,262      4,644
Amortization of other
  acquisition-related intangibles                 --         --         41         --         83
                                            ---------  ---------  ---------  ---------  ---------
Total operating expenses                      19,677     19,995     16,791     39,672     33,587
                                            ---------  ---------  ---------  ---------  ---------
Operating loss                               (11,259)   (12,940)      (733)   (24,199)    (3,976)

Interest and other, net                          295        277        247        572        571
                                            ---------  ---------  ---------  ---------  ---------
Loss before provision for income taxes       (10,964)   (12,663)      (486)   (23,627)    (3,405)

Provision for income taxes                       (46)       (26)       (25)       (72)       (66)
                                            ---------  ---------  ---------  ---------  ---------
Net loss                                   $ (11,010) $ (12,689) $    (511) $ (23,699) $  (3,471)
                                            =========  =========  =========  =========  =========

Basic and diluted loss per share           $   (0.29) $   (0.33) $   (0.01) $   (0.62) $   (0.10)
                                            =========  =========  =========  =========  =========

Common shares outstanding                     38,066     37,891     35,819     37,979     35,527
                                            =========  =========  =========  =========  =========

(a) The three months ended June 30, 2004, March 31, 2004, and June 30, 2003 includes expenses of $44,000, $150,000 and $376,000, repectively, for stock based compensation expense.

(b) The six months ended June 30, 2003 includes expenses of (i) $677,000 for stock based compensation expense and (ii) $245,000 for restructuring charges.

(c) The six months ended June 30, 2004 includes expenses of $194,000 for stock based compensation expense.

Centillium Communications, Inc.
Consolidated Summary Financial Data - Unaudited
(In thousands)

                                                             June 30,    December 31,
                                                               2004          2003
                                                           ------------  ------------
Balance Sheet Data:
 Cash, cash equivalents and short-term investments        $     75,531  $     89,626
 Accounts receivable, net                                       12,000        12,476
 Inventories                                                     6,184        11,908
 Other assets                                                   11,574        11,614
                                                           ------------  ------------
 Total assets                                             $    105,289  $    125,624
                                                           ============  ============

 Accounts payable                                         $     11,273  $      7,434
 Accruals and other current liabilities                         20,188        22,010
 Long-term liabilities                                             210           143
                                                           ------------  ------------
 Total liabilities                                              31,671        29,587

 Total stockholders' equity                                     73,618        96,037
                                                           ------------  ------------
 Total liabilities and stockholders' equity               $    105,289  $    125,624
                                                           ============  ============